EXHIBIT 4(c)

                              PERINI CORPORATION

                                      AND

                        STATE STREET BANK & TRUST CO.,

                                         Trustee,


                              ___________________

                                   INDENTURE

                                  Dated as of


                                                  ,



                              ___________________

                                $


                  % Convertible Subordinated Debentures Due 2019

    CROSS-REFERENCE SHEET

TIA Section                                      Indenture Section

310(a)(1)                                        7.10
   (a)(2)                                        7.10
   (a)(3)                                        N.A.
   (a)(4)                                        N.A.
   (b)                                           7.08; 7.10; 12.02
   (c)                                           N.A.
311(a)                                           7.11
   (b)                                           7.11
   (c)                                           N.A.
312(a)                                           2.05
   (b)                                           12.03
   (c)                                           12.03
313(a)                                           7.06
   (b)(1)                                        N.A.
   (b)(2)                                        7.06
   (c)                                           12.02
   (d)                                           7.06
314(a)                                           4.02; 12.02
   (b)        N.A.
   (c)(1)                                        12.04
   (c)(2)                                        12.04
   (c)(3)                                        N.A.
   (d)                                           N.A.
   (e)                                          12.05
   (f)                                          N.A.
315(a)                                          7.01(b)
   (b)                                          7.05; 12.02
   (c)                                          7.01(a)
   (d)                                          7.01(c)
   (e)                                          6.11
316(a)(last sentence)                           2.09
   (a)(1)(A)                                    6.05
   (a)(1)(B)                                    6.04
   (a)(2)                                       N.A.
   (b)                                          6.07
317(a)(1)                                       6.08
   (a)(2)                                       6.09
   (b)                                          2.04
318(a)                                          12.01

_______________________
N.A. means not applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                         TABLE OF CONTENTS

                                                                        Page

ARTICLE 1    Definitions and Incorporation by Reference

    SECTION   1.01 Definitions
              1.02 Other Definitions
              1.03 Incorporation by Reference of Trust
                   Indenture Act
              1.04 Rules of Construction


ARTICLE 2     The Securities

    SECTION   2.01 Form and Dating
              2.02 Execution and Authentication
              2.03 Registrar, Paying Agent and
                   Conversion Agent
              2.04 Paying Agent to Hold Money in Trust
              2.05 Securityholder Lists
              2.06 Transfer and Exchange
              2.07 Replacement Securities
              2.08 Outstanding Securities
              2.09 Treasury Securities
              2.10 Temporary Securities
              2.11 Cancellation
              2.12 Defaulted Interest


ARTICLE 3     Redemption

    SECTION   3.01 Notices to Trustee
              3.02 Selection of Securities to Be Redeemed
              3.03 Notice of Redemption
              3.04 Effect of Notice of Redemption
              3.05 Deposit of Redemption Price
              3.06 Securities Redeemed in Part



ARTICLE 4     Covenants

    SECTION   4.01 Payment of Securities
              4.02 SEC Reports
              4.03 Certificate as to Defaults


ARTICLE 5     Successors

    SECTION   5.01 When Corporation May Merge, etc.


ARTICLE 6     Defaults and Remedies

    SECTION   6.01 Events of Default
              6.02 Acceleration
              6.03 Other Remedies
              6.04 Waiver of Past Defaults
              6.05 Control by Majority
              6.06 Limitation on Suits
              6.07 Rights of Holders to Receive Payment
              6.08 Collection Suit by Trustee
              6.09 Trustee May File Proofs of Claim
              6.10 Priorities
              6.11 Undertaking for Costs


ARTICLE 7     Trustee

    SECTION   7.01 Duties of Trustee
              7.02 Rights of Trustee
              7.03 Individual Rights of Trustee, etc.
              7.04 Trustee's Disclaimer
              7.05 Notice of Defaults
              7.06 Reports by Trustee to Holders
              7.07 Compensation and Indemnity
              7.08 Replacement of Trustee
              7.09 Successor Trustee by Merger, etc.
              7.10 Eligibility; Disqualification
              7.11 Preferential Collection of Claims
                   Against Corporations


ARTICLE 8     Discharge of Indenture

    SECTION   8.01 Termination of Company's Obligations
              8.02 Application of Trust Money
              8.03 Repayment to Corporation
              8.04 Reinstatement


 ARTICLE 9    Amendments, Supplements and Waivers

    SECTION   9.01 Without Consent of Holders
              9.02 With Consent of Holders
              9.03 Compliance with Trust Indenture Act
              9.04 Revocation and Effect of Consents
              9.05 Notation on or Exchange of Securities
              9.06 Trustee Protected


ARTICLE 10    Conversion

    SECTION   10.01     Conversion Privilege
              10.02     Conversion Procedure
              10.03     Fractional Shares
              10.04     Taxes on Conversion
              10.05     Corporation to Provide Stock
              10.06     Adjustment for Change in Capital Stock
              10.07     Adjustment for Rights Issue
              10.08     Adjustment for Other Distributions
              10.09     Current Market Price
              10.10     When Adjustment May Be Deferred
              10.11     When No Adjustment Required
              10.12     Notice of Adjustment
              10.13     Voluntary Reduction
              10.14     Notice of Certain Transactions
              10.15     Reduction of Conversion Price Below
                   Par Value of Common Stock
              10.16     Reorganization of Corporation

              10.17     Corporation Determination Final
              10.18     Trustee's Disclaimer


ARTICLE 11    Subordination

    SECTION   11.01     Agreement to Subordinate
              11.02     Certain Definitions
              11.03     Liquidation; Dissolution; Bankruptcy
              11.04     Default on Senior Debt
              11.05     Acceleration of Securities
              11.06     When Distribution Must Be Paid Over
              11.07     Notice by Corporation
              11.08     Subrogation
              11.09     Relative Rights
              11.10     Subordination May Not Be Impaired by
                        Corporation
              11.11     Distribution or Notice to Representative
              11.12     Rights of Trustee and Paying Agent
              11.13     Officers' Certificate
              11.14     Trustee Owes No Fiduciary Duty to Holders
                        of Senior Debt


ARTICLE 12    Miscellaneous

    SECTION   12.01     Trust Indenture Act Controls
              12.02     Notices
              12.03     Communication by Holders with Other
                        Holders
              12.04     Certificate and Opinion as to Conditions
                        Precedent
              12.05     Statements Required in Certificate or
                        Opinion
              12.06     Rules by Trustee, Paying Agent,
                        Registrar
              12.07     Legal Holidays
              12.08     No Recourse Against Others
              12.09     Duplicate Originals
              12.10     Variable Provisions
              12.11     Governing Law


Signatures
Exhibit A-Form of Security

         INDENTURE dated as of            ,     , between PERINI CORPORATION, a
Massachusetts corporation (the "Corporation"), and STATE STREET BANK & TRUST CO., [a national banking association organized and existing under the laws of the United States of America,] as trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other party and
for the equal and ratable benefit of the Holders of the Corporation's   %
Convertible Subordinated Debentures Due 2019 ("Securities"):

                                  ARTICLE 1

                   Definitions and Incorporation by Reference

         SECTION 1.1  Definitions.

         "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation.

         "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

         "Board of Directors" means the Board of Directors of the Corporation or the Executive Committee of the Board.

         "Corporation" means the party named as such in this Indenture until a successor replaces it and after that means the successor.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

         "Indenture" means this Indenture as amended from time to time.

         "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the President, the Treasurer or a Vice President of the Corporation.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Corporation or the Trustee.

         ["$    Preferred Stock"]

         "$21.25 Preferred Stock" means the $21.25 Convertible Exchangeable Preferred Stock, par value $1.00 per share, of the Corporation.

         "principal" of a debt security means the principal of the security plus the premium, if any, on the security.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means the Securities described above issued under this Indenture.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
{sections} 77aaa-77bbbb)
as in effect on the date of this Indenture.

         "Trustee" means the party named as such above until a successor replaces it and after that means the successor.

         "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         SECTION 1.2  Other Definitions.

                                                          Defined in
         Term                                               Section

"Bankruptcy Law"                                                6.01
"Common Stock"                                                 10.01
"Conversion Agent"                                              2.03
"Custodian"                                                     6.01
"Event of Default"                                              6.01
"Legal Holiday"                                                12.07
"Officer"                                                      12.10
"Paying Agent"                                                  2.03
"Quoted Price"                                                 12.10
"Registrar"                                                     2.03
"Representative"                                               11.02
"Senior Debt"                                                  11.02
"U.S. Government Obligations"                                   8.01


         SECTION 1.3 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Securities.

         "indenture security holder" means a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Corporation.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them.

         SECTION 1.4 Rules of Construction. Unless the context otherwise requires,

         (1)  a term has the meaning assigned to it,

    (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles,

    (3)  "or" is not exclusive,

    (4) words in the singular include the plural, and in the plural include the singular, and

    (5)  provisions apply to successive events and transactions.

                                 ARTICLE 2

                              The Securities

         SECTION 2.1 Form and Dating. The Securities will be substantially in the form of Exhibit A, which is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security will be dated the date of its authentication.

         SECTION 2.2 Execution and Authentication. Two Officers will sign the Securities for the Corporation by manual or facsimile signature. The Corporation's seal will be impressed, affixed, imprinted or reproduced on the Securities.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security will nevertheless be valid.

         A Security will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee will authenticate Securities for original issue on a written order of the Corporation signed by two Officers up to the total principal amount stated in paragraph 4 of Exhibit A. The total principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07 (Replacement Securities).

         The Trustee may appoint an authenticating agent acceptable to the Corporation to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Agent. An authenticating agent has the same rights as an Agent to deal with the Corporation or an Affiliate.

         SECTION 2.3 Registrar, Paying Agent and Conversion Agent. The Corporation shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent") and an office where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Corporation may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term "Paying Agent" includes any additional paying agent, and the term "Conversion Agent" includes any additional conversion agent. If the Corporation fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee will act as such.

         SECTION 2.4 Paying Agent to Hold Money in Trust. The Corporation will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and will notify the Trustee of any default by the Corporation in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Corporation acts as Paying Agent, it will segregate and hold as a separate trust fund all money held by it as Paying Agent. The Corporation at any time may require a Paying Agent to pay all money held by it to the Trustee.
 On payment over to the Trustee, the Paying Agent will have no further liability for the money.

         SECTION 2.5 Securityholder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Corporation will furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

         SECTION 2.6 Transfer and Exchange. Where Securities are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar will register the transfer or make the exchange as requested. To permit registrations of transfers and exchanges, the Trustee will authenticate Securities at the Registrar's request. The Corporation may charge for its reasonable expenses incurred in connection with any registration of transfer or exchange but not for any exchange pursuant to Section 2.10 (Temporary Securities), 3.06 (Securities Redeemed in Part), 9.05 (Notation on or Exchange of Securities) or 10.02 (Conversion Procedure).

         SECTION 2.7 Replacement Securities. If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Corporation will issue and the Trustee will authenticate a replacement Security. If required by the Trustee or the Corporation, the Holder must furnish an indemnity bond, sufficient in the judgment of both the Trustee and the Corporation, to protect the Corporation, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Corporation may charge for its reasonable expenses incurred in replacing a Security.

         Every replacement Security is an additional obligation of the Company.

         SECTION 2.8 Outstanding Securities. The Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

         If a Security is replaced pursuant to the foregoing Section, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If Securities are considered paid under Section 4.01 (Payment of Securities), they cease to be outstanding and Interest on them ceases to accrue.

         A Security does not cease to be outstanding because the Corporation or an Affiliate holds the Security.

         SECTION 2.9 Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

         SECTION 2.10 Temporary Securities. Until definitive Securities are ready for delivery, the Corporation may prepare and the Trustee will authenticate temporary Securities. Temporary Securities will be substantially in the form of definitive Securities but may have variations that the Corporation considers appropriate for temporary Securities. Without unreasonable delay, the Corporation will prepare and the Trustee will authenticate definitive Securities in exchange for temporary Securities.

         SECTION 2.11  Cancellation.  The Corporation at any time may deliver
Securities to the Trustee for cancellation.   The Registrar, Paying Agent and
Conversion Agent will forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee will cancel all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and will dispose of cancelled Securities as the Corporation directs. The Corporation may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to this Indenture.

         SECTION 2.12 Defaulted Interest. If the Corporation defaults in a payment of interest on any Securities, it will pay the defaulted interest in any lawful manner. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Securityholders on a subsequent special record date. The Corporation will fix the special record date and payment date. At least 15 days before the record date, the Corporation will mail to Securityholders a notice that states the record date, the payment date, and the amount of defaulted interest to be paid.

                                  ARTICLE 3

                                 Redemption

         SECTION 3.1 Notices to Trustee. If the Corporation wants to redeem Securities pursuant to paragraph 5 (Optional Redemption) of the Securities, it will notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

         If the Corporation wants to reduce the principal amount of Securities to be redeemed pursuant to paragraph 6 (Mandatory Redemption) of the Securities, it will notify the Trustee in writing of the amount of the reduction and the basis for it. If the Corporation wants to credit against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it must deliver the Securities with the notice.

         The Corporation will give the notice provided for in this Section at least 50 days before the redemption date.

         SECTION 3.2 Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Trustee will select the Securities to be redeemed pro rata or by lot or in such manner as it shall deem appropriate or fair. The Trustee will make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have a denomination larger than $25. Securities and portions of them it selects will be in amounts of $25 or an integral multiple of $25. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

         SECTION 3.3 Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Corporation will mail a notice of redemption to each Holder whose Securities are to be redeemed.

         The notice will identify the Securities to be redeemed and will state

    (1)  the redemption date,

    (2)  the redemption price,

    (3)  the then applicable conversion price,

    (4)  the name and address of the Paying Agent and the Conversion Agent,

    (5) that Securities called for redemption may be converted at any time before the close of business on the redemption date,

    (6) that Holders who want to convert the Securities must satisfy the requirements in paragraph 8 of the Securities,

    (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price, and

    (8) that interest on Securities called for redemption ceases to accrue on and after the redemption date.

         At the Corporation's written request, the Trustee will give the notice of redemption in the Corporation's name and at its expense.

         SECTION 3.4 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice.

         SECTION 3.5 Deposit of Redemption Price. At least one business day before the redemption date, the Corporation will deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on the redemption date. The Paying Agent will return to the Corporation any money not required for that purpose because of conversion of Securities.

         SECTION 3.6 Securities Redeemed in Part. On surrender of a Security that is redeemed in part, the Trustee will authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    Covenants

         SECTION 4.1 Payment of Securities. The Corporation will pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest will be considered paid on the date due if the Paying Agent holds on that date money in immediately available funds sufficient to pay all principal and interest then due.

         The Corporation will pay interest on overdue principal at the rate borne by the Securities, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

         SECTION 4.2 SEC Reports. The Corporation will file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Corporation is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Corporation also will comply with the other provisions of TIA {section} 314(a).

         SECTION 4.3 Certificate as to Defaults. The Corporation will deliver to the Trustee within 120 days after the end of each fiscal year of the Corporation an Officers' Certificate stating whether or not the signers know of any Default that occurred during the fiscal year. If they do know of such a default, the certificate will describe the Default and its status. The certificate need not comply with Section 12.05. See Section 12.10.

                                  ARTICLE 5

                                  Successors

         SECTION 5.1 When Corporation May Merge, etc. The Corporation will not consolidate with or merge into, or transfer or lease all or substantially all of its assets to, any other entity unless

    (1) the other entity assumes by supplemental indenture all the obligations of the Corporation under the Securities and this Indenture, except that it need not assume the obligations of the Corporation as to conversion of Securities if pursuant to Section 10.15 (Reorganization of Corporation) the Corporation or another person enters into a supplemental indenture obligating it to deliver securities, cash or other assets on conversion of Securities,

    (2)  immediately after the transaction no Default exists, and

    (3) the Corporation delivers to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture.

         The surviving transferee or lessee entity will be the successor Corporation, and the obligations of the predecessor Corporation in the case of a transfer or lease will be terminated.

                                 ARTICLE 6

                           Defaults and Remedies

         SECTION 6.1  Events of Default.  An "Event of Default" occurs if

    (1) the Corporation defaults in the payment of interest on any Security when the interest becomes due and payable and the default continues for 30 days,

    (2) the Corporation defaults in the payment of the principal of any Security when the principal becomes due and payable at maturity, upon redemption or otherwise,

    (3) the Corporation fails to comply with any of its other agreements in the Securities or this Indenture and the Default continues for the period and after the notice specified below in this Section,

    (4)  the Corporation pursuant to or within the meaning of any Bankruptcy
Law,

    (A)  commences a voluntary case,

    (B) consents to the entry of an order for relief against it in an involuntary case,

    (C) consents to the appointment of a Custodian of it or for any substantial part of its property, or

    (D)  makes a general assignment for the benefit of its creditors or

    (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that

    (A)  is for relief against the Corporation in an involuntary case,

    (B) appoints a Custodian of the Corporation or for any substantial part of its property or

    (C)  orders the winding up or liquidation of the Corporation,

and the order or decree remains unstayed and in effect for 60 days.

         The term "Bankruptcy Law" means Title 11, United States Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Corporation of the default and the Corporation does not cure the default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

         SECTION 6.2 Acceleration. If an Event of Default occurs and is continuing, the Trustee by notice to the Corporation or the Holders of at least 25% in principal amount of the Securities by notice to the Corporation and the Trustee may declare the principal of and accrued interest on all the Securities to be due and payable. Upon a declaration the principal and interest will be due and payable immediately. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived (except nonpayment of principal or interest that has become due solely because of the acceleration) and if the rescission would not conflict with any judgment or decree.

         SECTION 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing on an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All available remedies are cumulative to the extent permitted by law.

         SECTION 6.4 Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except a default in the payment of the principal or interest on any Securities or a Default under Article 10.

         SECTION 6.5 Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability.

         SECTION 6.6 Limitation on Suits. A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if

    (1) the Holder gives to the Trustee notice of a continuing Event of Default,

    (2) the Holders of at least 25% in principal amount of the Securities make a request to the Trustee to pursue the remedy,

    (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense,

    (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity, and

    (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over the other Securityholder.

         SECTION 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and interest on the Security on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of the Holder.

         Notwithstanding any other provision of this Indenture, the right of any holder of a Security to bring suit for the enforcement of the right to convert the Security will not be impaired or affected without the consent of the Holder.

         SECTION 6.8 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Corporation for the whole amount of principal and interest remaining unpaid.

         SECTION 6.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Corporation, its creditors or its property.

         SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article, it will pay out the money in the following order:

    First:   to the Trustee for amounts due under Section 7.07 (Compensation and Indemnity).

    Second:  to holders of Senior Debt to the extent required by Article 11.

    Third:   to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively.

    Fourth:  to the Corporation.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section.

         SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 (Rights of Holders to Receive Payment) or a suit by Holders of more than 10% in principal amount of the Securities.

                                 ARTICLE 7

                                  Trustee

         SECTION 7.1 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee will exercise its rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)  Except during the continuance of an Event of Default,

         (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and

         (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, on certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

         (1)  this paragraph does not limit the effect of paragraph (b) of this
Section 7.01,

         (2) the Trustee will not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

         (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 (Control by Majority).

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree with the Corporation. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         SECTION 7.2 Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion.

         (c) The Trustee may act through agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

         SECTION 7.3 Individual Rights of Trustee, etc. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Corporation or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 (Eligibility; Disqualification) and 7.11 (Preferential Collection of Claims Against Corporations).

         SECTION 7.4 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it will not be accountable for the Corporation's use of the proceeds from the Securities, and it will not be responsible for any statement in the Securities other than its certificate of authentication.

         SECTION 7.5 Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Securityholders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of such Securityholders. Except for the Events of Default listed in Section 6.01(1) and (2), the Trustee shall not be deemed to have knowledge of a Default until it has been notified thereof in writing.

         SECTION 7.6 Reports by Trustee to Holders. Within 60 days after the reporting date stated in Section 12.10, the Trustee will mail to each Securityholder a brief report dated as of such reporting date that complies with TIA {section} 313(a). The Trustee also will comply with TIA
{section} 313(b)(2).

         A copy of each report at the time of its mailing to Securityholders will be filed with the SEC and each stock exchange on which the Securities are listed. The Corporation will notify the Trustee in writing when the Securities are listed on any stock exchange.

         SECTION 7.7 Compensation and Indemnity. The Corporation will pay to the Trustee from time to time reasonable compensation for its services. The Corporation will reimburse the Trustee on request for all reasonable out-of-pocket expenses incurred by it. Such expenses will include the reasonable compensation and expenses of the Trustee's agents and counsel.

         The Corporation will indemnify the Trustee against any loss, liability or expense (including attorney's fees) incurred by it in connection with the acceptance or administration of this Indenture and its duties under it. The Trustee will notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Corporation will pay the reasonable fees and expenses of such counsel. The Corporation need not pay for any settlement made without its consent. The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

         To secure the Corporation's payment obligations in this Section, the Trustee will have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         SECTION 7.8 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only on the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign by so notifying the Corporation. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the removed Trustee and the Corporation. The Corporation may remove the Trustee if

         (1) the Trustee fails to comply with Section 7.10 (Eligibility; Disqualification),

         (2)  the Trustee is adjudged a bankrupt or an insolvent,

         (3) a receiver or other public officer takes charge of the Trustee or its property or

         (4)  the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of trustee for any reason, the Corporation shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Corporation.

         A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Corporation. Immediately after that, the retiring Trustee will transfer all property held by it as Trustee, the resignation or removal of the retiring Trustee will then become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee will mail notice of its succession to each Holder of the Securities.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Corporation or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10 (Eligibility, Disqualification), any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         SECTION 7.9 Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into or transfers all or substantially all its corporate trust assets to another corporation, the successor corporation without any further act will be the successor Trustee.

         SECTION 7.10 Eligibility; Disqualification. This Indenture will always have a Trustee that satisfies the requirements of TIA {section} 310(a)(1). Such Trustee must have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. Such Trustee will comply with TIA {section} 310(b), including the optional provision permitted by the second sentence of TIA {section} 310(b)(9).

         SECTION 7.11 Preferential Collection of Claims Against Corporations. The Trustee is subject to TIA {section} 311(a), excluding any creditor relationship listed in TIA {section} 311(b). A Trustee who has resigned or been removed is subject to TIA {section} 311(a) to the extent indicated.

                               ARTICLE 8

                         Discharge of Indenture

         SECTION 8.1 Termination of Company's Obligations. The Company may terminate all its obligations under this Indenture effective on the 91st day following the Company's irrevocable deposit in trust with the Trustee of money or U.S. Government Obligations sufficient to pay principal and interest on the Securities to their maturity or, if arrangements satisfactory to the Trustee for the giving of notice for redemption have been made, to their redemption date, if the following conditions are satisfied:

         (1)  Article 11 permits such deposit and termination.

         (2) If the Securities are listed on a stock exchange, the Trustee has received an Opinion of Counsel that such deposit and termination would not cause the Securities to be delisted.

         (3) The Trustee has received an Opinion of Counsel that Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination, accompanied by a ruling to that effect of the Internal Revenue Service.

         (4) The Trustee has received an Opinion of Counsel that such deposit will not result in the creating of an investment company under the Investment Company Act of 1940.

         (5) No Default or Event of Default under Section 6.01(4) or 6.01(5) exists at any time from the date of the deposit until such 91st day.

         (6) The Trustee has received an Officers' Certificate and Opinion complying with Section 12.04 relating to such termination.

         However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08 and 8.03, and in Article 10, will survive until the securities are no longer outstanding. After that, the obligations in Sections 7.07 and
8.03 will survive. After a deposit, the Trustee on request will acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

         In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations must be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations may not be callable at the issuer's option.

         "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

         SECTION 8.2 Application of Trust Money. The Trustee will hold in trust money or U.S. Government Obligations deposited with it pursuant to
Section 8.01. It will apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and obligations so held in trust are not subject to Article 11 or to the claim of the Trustee under Section 7.07.

         SECTION 8.3 Repayment to Corporation. The Trustee and the Paying Agent will promptly pay or deliver to the Corporation on request any excess money or securities held by them at any time. The Trustee and the Paying Agent will pay to the Corporation on request any money held by them for the payment of principal or interest that remains unclaimed for two years. Securityholders entitled to the money must look to the Corporation for payment as general creditors unless an applicable abandoned property law designates another person.

         SECTION 8.4 Reinstatement. If the Trustee is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, principal of any Securities because of the reinstatement of their obligations, the Corporation shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee.

                                 ARTICLE 9

                      Amendments, Supplements and Waivers

         SECTION 9.1 Without Consent of Holders. The Corporation and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder

         (1)  to cure any ambiguity, defect or inconsistency,

         (2)  to comply with Section 5.01 (When Corporation May Merge, etc.),

         (3) to provide for uncertificated Securities in addition to certificated Securities or

         (4) to make any change that does not adversely affect the rights of any Securityholder.

         SECTION 9.2 With Consent of Holders. The Corporation and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least 66-2/3% in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment under this Section may not
         (1) reduce the amount of Securities whose Holders must consent to an amendment,

         (2) reduce the rate of or change the time for payment of interest on any Security,

         (3) reduce the principal or extend the maturity of any Security at final maturity or upon any mandatory redemption,

         (4) make any Security payable in money other than that stated in the Security,

         (5) make any change that adversely affects the right to convert any Security,

         (6) make any change in Section 6.04 (Waiver of Past Defaults), 6.07 (Rights of Holders to Receive Payment) or this sentence or

         (7) make any change in Article 11 that adversely affects the rights of any Securityholders.

         An amendment under this Section may not make any change that adversely affects the rights under Article 11 of any holder of an issue of Senior Debt unless the holders of the issue pursuant to its terms consent to the change.

         After an amendment under this Section becomes effective, the Company will mail to Securityholders a notice briefly describing the amendment.

         SECTION 9.3 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities will be set forth in a supplemental indenture that complies with the TIA as then in effect.

         SECTION 9.4 Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of that Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security.
 However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

         SECTION 9.5 Notation on or Exchange of Securities. The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Corporation in exchange for all Securities may issue and the Trustee will authenticate new Securities that reflect the amendment or waiver.

         SECTION 9.6 Trustee Protected. The Trustee need not sign any supplemental indenture that adversely affects its rights.


                                  ARTICLE 10

                                  Conversion

         SECTION 10.1 Conversion Privilege. A Holder of a Security may convert it into Common Stock at any time during the period stated in paragraph 8 of the Securities. The number of shares issuable upon conversion of a Security is determined as follows: Divide the principal amount to be converted by the conversion price in effect on the conversion date. Round the result to the nearest 1/100th of a share.

         The initial conversion price is stated in paragraph 8 of the Securities. The conversion price is subject to adjustment.

         A Holder may convert a portion of a Security if the portion is $25 or a whole multiple of $25. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

         "Common Stock" means Common Stock of the Corporation as it exists on the date of this Indenture as originally signed.

         SECTION 10.2 Conversion Procedure. To convert a Security a Holder must satisfy the requirements in paragraph 8 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date. As soon as practical, the Corporation will deliver through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion and a check for any fractional share. The person in whose name the certificate is registered will be treated as a stockholder of record on and after the conversion date.

         No payment or adjustment will be made for accrued interest on a converted Security.

         If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion will be based on the total principal amount of the Securities converted.

         On surrender of a Security that is converted in part, the Trustee will authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

         If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

         SECTION 10.3 Fractional Shares. The Corporation will not issue a fractional share of Common Stock on conversion of a Security. Instead the Corporation will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: Multiply the current market price of a full share by the fraction. Round the result to the nearest cent.

         The current market price of a share of Common Stock is the Quoted Price of the Common Stock on the last trading day before the conversion date. In the absence of such a quotation, the Board of Directors will determine, in good faith evidenced by a resolution, the current market price on the basis of such quotations as it considers appropriate.

         SECTION 10.4 Taxes on Conversion. If a Holder of a Security converts it, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock on the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than the Holder's name.

         SECTION 10.5 Corporation to Provide Stock. The Corporation will reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Securities.

         All shares of Common Stock which may be issued on conversion of the Securities will be fully paid and non-assessable.

         The Corporation will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock on conversion of Securities and will endeavor to list such shares on each national securities exchange on which the Common Stock is listed.

         SECTION 10.6  Adjustment for Change in Capital Stock.  If the
Corporation


         (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock,

         (2) subdivides its outstanding shares of Common Stock into a greater number of shares,

         (3) combines its outstanding shares of Common Stock into a smaller number of shares,

         (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock,or

         (5) issues by reclassification of its Common Stock any shares of its capital stock,

then the conversion privilege and the conversion price in effect immediately before such action will be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of capital stock of the Corporation which the Holder would have owned immediately following such action if the Holder had converted the Security immediately before the record date (or, if no record date, the effective date) for such action.

         The adjustment will become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         If after an adjustment a Holder of a Security upon conversion of it may receive shares of two or more classes of capital stock of the Corporation, the Corporation shall determine the allocation of the adjusted conversion price between the classes of capital stock. After such allocation, the conversion privilege and the conversion price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock contained in this Article.

         SECTION 10.7 Adjustment for Rights Issue. If the Corporation distributes any rights or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the current market price per share on that record date, the conversion price shall be adjusted in accordance with the following formula:

              O + N x P
                  -----
    C1 = C x        M
              ---------------
              O       +     N

where

    C1 = the adjusted conversion price.
    C  = the current conversion price.
    O  = the number of shares of Common Stock outstanding on the record date.
    N  = the number of additional shares of Common Stock offered.
    P  = the offering price per share of the additional shares.
    M  = the current market price per share of Common Stock on the record date.

         The adjustment will become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued or to the extent that such rights and warrants are not so exercised prior to the expiration thereof, the conversation price shall again be adjusted to be the conversion price which would then be in effect if such record date had not been fixed.

         SECTION 10.8 Adjustment for Other Distributions. If the Corporation distributes to the holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase securities of the Corporation, the conversion price will be adjusted in accordance with the formula:

                   M - F
                   -----
         C1 = C x    M

where

    C1 = the adjusted conversion price.
    C  = the current conversion price.
    M = the current market price per share of Common Stock on the record date mentioned below.
    F = the fair market value on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock. The Corporation will determine the fair market value.

         The adjustment will become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the conversion price shall again be adjusted to be the conversion price which would then be in effect if such record date had not been fixed.

         This Section does not apply to cash dividends or cash distributions paid out of earnings or surplus as shown on the books of the Corporation. Also, this Section does not apply to rights or warrants referred to in the foregoing Section.

         SECTION 10.9 Current Market Price. In the foregoing two Sections the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock, each day, for 30 consecutive trading days commencing 45 trading days before the date in question. In the absence of one or more such quotations, the Board of Directors will determine, in good faith evidenced by a resolution, the current market price on the basis of such quotations as it considers appropriate.

         SECTION 10.10 When Adjustment May Be Deferred. No adjustment in the conversion price need be made unless the adjustment would require an increase or decrease of at least 1% in the conversion price; but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment. All calculations under this Article will be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

         SECTION 10.11 When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 10.06, 10.07 or 10.08 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

         No adjustment on account of dividends accumulated or in arrears upon shares of Common Stock, shall be made in connection with any conversion, except as may otherwise be provided at the discretion of the Board of Directors, in good faith evidenced by a resolution.

         No adjustment need be made for rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest.

         No adjustment need be made in connection with the issuance of shares of Common Stock upon conversion of the Securities.

         No adjustment need be made for a change in the par value or no par value of the Common Stock.

         To the extent the Securities become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         The Board of Directors shall have the power to resolve any ambiguity or correct any error in this Section 10.11 and its action in so doing, in good faith evidenced by a Board resolution, shall be final and conclusive.

         SECTION 10.12 Notice of Adjustment. Whenever the conversion price is adjusted, the Corporation will promptly mail to Securityholders a notice of the adjustment. The Corporation will file with the Trustee a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate will be conclusive evidence that the adjustment is correct.

         The certificate so filed shall be open to inspection by any holder of record of a Security.

         SECTION 10.13 Voluntary Reduction. The Corporation may at any time reduce the conversion price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period.

         Whenever the conversion price is reduced, the Corporation will mail to Securityholders a notice of the reduction. The Corporation will mail the notice at least 15 days before the date the reduced conversion price takes effect. The notice will state the reduced conversion price and the period it will be in effect.

         A reduction of the conversion price does not change or adjust the conversion price otherwise in effect for purposes of Sections 10.06 through 10.08.

         SECTION 10.14  Notice of Certain Transactions.  If

         (1) the Corporation takes any action that would require an adjustment in the conversion price pursuant to Section 10.06, 10.07 or 10.08 and if the Corporation does not let Securityholders participate pursuant to Section 10.11,

         (2) the Corporation takes any action that would require a supplemental indenture pursuant to Section 10.15 or

         (3) there is a voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

   the Corporation shall mail to Securityholders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Corporation shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

         SECTION 10.15 Reduction of Conversion Price Below Par Value of Common Stock. Before taking any action which would cause an adjustment reducing the conversion price below the then par value (if any) of the Common Stock deliverable upon conversion of a Security, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted conversion price.

         SECTION 10.16 Reorganization of Corporation. If the Corporation is a party to a transaction subject to Section 5.01 or a merger which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets on conversion of Securities will enter into a supplemental indenture. If the issuer of securities deliverable on conversion of Securities is an affiliate of the surviving, transferee or lessee corporation, that issuer will join in the supplemental indenture.

         The supplemental indenture will provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which the Holder would have owned immediately after the consolidation, merger, transfer or lease if the Holder had converted the Security immediately before the effective date of the transaction. The supplemental indenture will provide for adjustments which will be as nearly equivalent as may be practical to the adjustments provided for in this Article. The successor Corporation will mail to Securityholders a notice briefly describing the supplemental indenture.

         SECTION 10.17 Corporation Determination Final. Any determination that the Corporation or the Board of Directors must make pursuant to Section 10.03, 10.06, 10.08, 10.09 or 10.11 is conclusive.

         SECTION 10.18 Trustee's Disclaimer. The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee has no duty to determine whether any provisions of a supplemental indenture under Section 10.15 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued on conversion of Securities. The Corporation is solely responsible for performing the duties and responsibilities contained in this Article, and the Trustee will not be responsible for the Corporation's failure to comply with this Article. Each Conversion Agent other than the Corporation will have the same protection under this Section as the Trustee.



                                   ARTICLE 11

                                  Subordination

         SECTION 11.1 Agreement to Subordinate. The Corporation agrees, and each Securityholder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt, and that the subordination is for the benefit of the holders of Senior Debt.

         SECTION 11.2  Certain Definitions.

         "Representative" means the indenture trustee or other trustee, agent or representative for an issue or class of Senior Debt.

         "Senior Debt" means (a) the principal of, premium, if any, and accrued and unpaid interest on (1) indebtedness of the Corporation for money borrowed, whether outstanding on the date of this Indenture or created, incurred or assumed after that date, (2) guaranties by the Corporation of indebtedness for money borrowed by any other person, whether outstanding on the date of this Indenture or created, incurred or assumed after that date, (3) indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which the Corporation is responsible or liable, by guaranty, or otherwise, whether outstanding on the date of this Indenture or created, incurred, or assumed after that date (other than any debentures issued in exchange for shares of the $21.25 Preferred Stock, which debentures shall be pari passu with these securities), and (4) obligations of the Corporation under any agreement to lease, or lease of any real or personal property, whether outstanding on the date of this Indenture or created, incurred or assumed after that date, (b) any other indebtedness, liability or obligation, contingent or otherwise, of the Corporation and any guaranty, endorsement or other contingent obligation in respect thereof, whether outstanding on the date of this Indenture or created, incurred or assumed after that date, and (c) modifications, renewals, extensions and refundings of any such indebtedness, liabilities or obligations, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, liabilities or obligations, or such modification, renewal, extension or refunding, or the obligations of the Corporation pursuant to such guaranty, are not superior in right of payment to the Securities. Senior Debt will not include any obligation of the Corporation to any other corporation a majority of the outstanding voting stock of which is owned by the Corporation. Senior Debt may be further defined in Section 12.10. These Securities shall be pari passu with any debentures issued in exchange for the $21.25 Preferred Stock.

         A distribution may consist of cash, securities or other property.

         SECTION 11.3 Liquidation; Dissolution; Bankruptcy. On any distribution to creditors of the Corporation in a liquidation or dissolution of the Corporation or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Corporation or its property,

         (1) holders of Senior Debt will be entitled to receive payment in full in cash of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Debt before Securityholders will be entitled to receive any payment of principal of or interest on Securities, and

         (2) until the Senior Debt is paid in full in cash, any distribution to which Securityholders would be entitled but for this Article will be made to holders of Senior Debt as their interests may appear, except that Securityholders may receive securities that are subordinated to Senior Debt to at least the same extent as the Securities.

         Upon any distribution of assets of the Corporation referred to in this Section, the Trustee and the Securityholders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceedings are pending for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section, and the Trustee and the Securityholders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Securityholders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section. If the Trustee determines, in good faith, that further evidence is required with respect to the right of any person, as a holder of Senior Debt, to participate in any payment or distribution pursuant to this Section, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this Section, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

         SECTION 11.4 Default on Senior Debt. The Corporation may not pay principal of or interest on the Securities and may not acquire any Securities for cash or property other than capital stock of the Corporation if


         (1)  a default on Senior Debt occurs, and

         (2) the default is the subject of judicial proceedings or the Corporation receives a notice of the default from a person who may give it pursuant to Section 11.12.

         The Corporation may resume payments on the Securities and may acquire them when

         (a)  the default is cured or waived or

         (b) 120 days pass after the notice is given if the default is not the subject of judicial proceedings,

   if this Article otherwise permits the payment or acquisition at that time. Nothing in this Section shall apply to claims of, or payments to, the Trustee pursuant to Section 7.07.

         SECTION 11.5 Acceleration of Securities. If payment of the Securities is accelerated because of an Event of Default, the Corporation will promptly notify holders of Senior Debt of the acceleration. The Corporation may pay the Securities when 120 days pass after the acceleration occurs if this Article permits the payment at that time.

         SECTION 11.6 When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article should not have been made to them, the Securityholders who receive the distribution will hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

         SECTION 11.7 Notice by Corporation. The Corporation will promptly notify the Trustee and the Paying Agent of any facts known to the Corporation that would cause a payment of principal of or interest on the Securities to violate this Article.

         SECTION 11.8 Subrogation. After all Senior Debt is paid in full and until the Securities are paid in full, Securityholders will be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distribution otherwise payable to the Securityholders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt which otherwise would have been made to Securityholders is not, as between the Corporation and Securityholders, a payment by the Corporation on Senior Debt.

         SECTION 11.9 Relative Rights. This Article defines the relative rights of Securityholders and holders of Senior Debt. Nothing in this Indenture will

         (1) impair, as between the Corporation and Securityholders, the obligation of the Corporation, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms,

         (2) affect the relative rights of Securityholders and creditors of the Corporation other than holders of Senior Debt or

         (3) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Securityholders.

         If the Corporation fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default.

         SECTION 11.10 Subordination May Not Be Impaired by Corporation. No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Securities will be impaired by any act or failure to act by the Corporation or by its failure to comply with this Indenture.

         SECTION 11.11 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         SECTION 11.12 Rights of Trustee and Paying Agent. The Trustee or Paying Agent may continue to make payments on the Securities until it receives written notice of facts that would cause a payment of principal of or interest on the Securities to violate this Article. Only the Corporation, a Representative or a holder of an issue of Senior Debt that has no Representative may give the notice.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

         SECTION 11.13 Officers' Certificate. If there occurs an event referred to in Section 11.04, the Corporation shall as soon as practicable give to the Trustee an Officers' Certificate (on which the Trustee may conclusively rely) identifying all holders of Senior Debt and the principal amount of Senior Debt then outstanding held by each such holder and stating the reasons why such Officers' Certificate is being delivered to the Trustee.

         SECTION 11.14 Trustee Owes No Fiduciary Duty to Holders of Senior Debt. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and the Trustee shall not be liable to any holder of Senior Debt if it shall mistakenly pay over or deliver to Holders of Securities, the Corporation or any other person monies or assets to which any holder of Senior Debt shall be entitled by virtue of this Article 11 or otherwise.


                                  ARTICLE 12

                                 Miscellaneous

         SECTION 12.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision will control.

         SECTION 12.2 Notices. Any notice or communication by the Corporation or the Trustee to the other is duly given if in writing and delivered in person or mailed by registered first-class mail or next-day air courier or by telecopy to the other's address or telecopy number in Section 12.10. The Corporation or the Trustee by notice to the other may designate additional or different addresses or telecopy numbers for subsequent notices or communications.

         Any notice or communication delivered to a Securityholder will be delivered to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar. Failure to deliver a notice or communication to a Securityholder or any defect in it will not affect its sufficiency with respect to other Securityholders.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

         If the Corporation delivers a notice or communication to Securityholders, it will delivers a copy to the Trustee and each Agent at the same time.

         The Corporation will also comply with TIA {section} 313(c)(2) and (3).

         SECTION 12.3 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA {section} 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Corporation, the Trustee, the Registrar and anyone else will have the protection of TIA {section} 312(c).

         SECTION 12.4 Certificate and Opinion as to Conditions Precedent. On any request or application by the Corporation to the Trustee to take any action under this Indenture, the Corporation shall furnish to the Trustee

         (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and

         (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 12.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

         (1) a statement that the person making such certificate or opinion has read such covenant or condition,

         (2) a brief statement as to the nature and scope of the examination or investigation on which the statements or opinions contained in such certificate or opinion are based,

         (3) a statement that, in the opinion of such person, the person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether such covenant or condition has been complied with and

         (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         SECTION 12.6 Rules by Trustee, Paying Agent, Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for its functions.

         SECTION 12.7 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday, a legal holiday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest will accrue for the intervening period.

         SECTION 12.8 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Corporation will not have any liability for any obligation of the Corporation under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Corporation is waived and released.

         SECTION 12.9 Duplicate Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

         SECTION 12.10  Variable Provisions.

         "Officer" means the Chairman, the President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Corporation.

         "Quoted Price" of the Common Stock means the last reported sales price of the Common Stock on the principal national securities exchange on which the Common Stock may be listed or, if such stock is not then so listed, the closing price of the Common Stock as shown by the National Association of Securities Dealers, Inc. National Market or, if no such closing price is available, at the average of the representative last bid and asked prices of such Common Stock in the over-the-counter market, as shown by the National Association of Securities Dealers, Inc. Automated Quotation System Level I (or comparable system), or in the absence of any of the foregoing, the fair market value as determined by the Board of Directors in good faith, evidenced by a resolution (whose determination shall be conclusive).

         The Corporation initially appoints the Trustee Paying Agent, Registrar and Conversion Agent.

         The first certificate pursuant to Section 4.03 will be for the fiscal year ending on

         The reporting date for Section 7.06 is May 15 of each year.

         The first reporting date is May 15,

         Senior Debt does not include

         (1)

         (2)

         The Securities are not senior in right of payment to the foregoing debt securities of the Company.

         The Company's address is:

              73 Mt. Wayte Avenue
              Framingham, Massachusetts 01701-9160
              Telecopy Number:

         The Trustee's address is:

              State Street Bank & Trust Co.
              Attn:  Corporate Trust Division
              Telecopy Number:

         SECTION 12.11 Governing Law. The laws of the Commonwealth of Massachusetts shall govern this Indenture and the Securities.

                                       SIGNATURES

                             PERINI CORPORATION


                             By
                               ------------------------------

                             STATE STREET BANK & TRUST CO, AS
                             TRUSTEE


                             By
                               ------------------------------

                                     EXHIBIT A

                                (Face of Security)

No. $

                                PERINI CORPORATION

promises to pay to            , or registered assigns, the principal sum of
        Dollars on June 15, 2019.

  % Convertible Subordinated Debenture Due June 15, 2019
      Interest Payment Dates: March 15, June 15, September 15,
                              December 15
      Record Dates: March 1, June 1, September 1, December 1

Dated:

Authenticated:

State Street Bank & Trust Co.,
          as Trustee

By                                By
  --------------------------        --------------------------
      Authorized Signatory

OR                                By
  --------------------------        --------------------------

         , as Authenticating
 Agent

By
  --------------------------
     Authorized Officer                     (SEAL)


    (Back of Security)


  % Convertible Subordinated Debenture Due June 15, 2019

         1. Interest. Perini Corporation ("Corporation"), a Massachusetts corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Corporation will pay interest quarterly on March 15, June 15, September 15 and December 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has
been paid, or, if no interest has been paid, from                  .  Interest
will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Corporation will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the record date immediately preceding an interest payment date even though Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Corporation will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.
 However, the Corporation may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

         3. Paying Agent, Registrar, Conversion Agent. Initially, The First National Bank of Boston ("Trustee") will act as Paying Agent, Registrar and Conversion Agent. The Corporation may change any Paying Agent, Registrar, Conversion Agent or co-registrar without notice. The Corporation may act in any such capacity.

         4.  Indenture.  The Corporation issued the Securities under an
Indenture dated as of              ,      ("Indenture"), between the
Corporation and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code {sections} 77aaa-77bbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms. The Securities are unsecured subordinated obligations of the
Corporation limited to $        in total principal amount.

         5. Optional Redemption. The Securities will not be redeemable by the Company prior to June 15, 1997. Thereafter, the Securities are redeemable on at least 30 and not more than 60 days' notice at the option of the Corporation, in whole or in part, at any time and from time to time, at the following redemption prices (expressed in percentages of principal amount), if redeemed during the 12-month period beginning June 15 in each of the years indicated:

    Year      Percentage     Year      Percentage

                             2000
    1997                     2001
    1998                     2002
    1999                     2003

and on or after June 15, 2004, at 100% of the principal amount, plus, in each case, interest accrued to the redemption date. On and after the redemption date, interest ceases to accrue on Debentures or portions of them called for redemption.

         6. Mandatory Sinking Fund Redemption. The Corporation will redeem 5% of the aggregate principal amount of the Securities outstanding on June 15, 200 , and on each succeeding June 15 thereafter, to and including June 15, 2019, at a redemption price of 100% of principal amount, plus accrued interest to the redemption date. The Corporation may reduce the principal amount of Securities to be redeemed pursuant to this paragraph 6 by subtracting 100% of the principal amount (excluding premium) of any Securities that the Corporation has delivered to the Trustee for cancellation or that the Corporation has redeemed or acquired other than pursuant to this paragraph 6, or that have been converted into Common Stock. The Corporation may so subtract the same Security only once.

         7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption rate to each holder of Securities to be redeemed at his registered address. Securities in denominations larger than $25 may be redeemed in part but only in whole multiples of $25. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption.

         8. Conversion. A holder of a Security may convert such Security into Common Stock of the Corporation at any time before the close of business on June 15, 2019. If a Security is called for redemption, the holder may convert such Security at any time before the close of business on the redemption date.
The initial conversion price is $        per share, subject to adjustment in
certain events. To determine the number of shares issuable upon conversion of a Security, divide the principal amount to be converted by the conversion price in effect on the conversion date. On conversion no payment or adjustment for interest will be made. Securities surrendered for conversion between a record date for payment of interest and the interest payment date (except Securities called for redemption during such period) must be accompanied by payment of the interest on the Securities, if any, that the holder is to receive on the interest payment date; provided that if the Corporation defaults on the payment of the interest, the funds will be returned to the payor thereof. The Corporation will deliver a check for any fractional share.

         To convert a Security a holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay any transfer or similar tax if required, and (5) if applicable, pay the interest described in the previous paragraph. A holder may convert a portion of a Security if the portion is $25 or a whole multiple of $25.

         The conversion price is subject to adjustment on the occurrence of certain events, including the issuance of stock of the Corporation as a dividend or distribution on the Common Stock, subdivisions and combinations of the Common Stock, certain reclassifications of the Common Stock, the issuance to holders of Common Stock of certain rights or warrants entitling them to subscribe for Common Stock at less then the then current market price (as defined) and the distribution to the holders of Common Stock of shares of capital stock other than Common Stock, debt securities of the Corporation or any rights or warrants to purchase securities of the Corporation (excluding cash dividends or distributions from current or retained earnings and rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest). No adjustment in the conversion price will be required unless cumulative adjustments would require a change of at least 1% in the price then in effect, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made if Securityholders may participate in the transaction that would have resulted in an adjustment absent such participation. The Corporation from time to time may voluntarily reduce the conversion price by any amount for a period of time if the period is at least 20 days and if the decrease is irrevocable during the period.

         If the Corporation is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Corporation or another.

         9. Subordination. The Securities are subordinated to Senior Debt, which is any Debt of the Corporation except subordinated Debt specified in the Indenture and Debt that by its terms is not senior in right of payment to the Securities. A Debt is any indebtedness for borrowed money or any guarantee of such indebtedness. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Corporation agrees, and each Securityholder by accepting a Security agrees, to the subordination and authorizes the Trustee to give it effect.

         10. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $25 and whole multiples of $25. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

         11. Persons Deemed Owners. The registered holder of a Security may be treated as its owner for all purposes.

         12. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of at least 66-2/3% in principal amount of the Securities, and any existing default may be waived with the consent of the holders of a majority in principal amount of the Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Corporation obligations to Securityholders or to make any change that does not adversely affect the rights of any Securityholder.

         13. Satisfaction and Discharge of Indenture. The Corporation will be discharged from the Indenture on the 91st day after it deposits with the Trustee funds or U.S. Government Obligations sufficient to pay at maturity or on redemption all Securities not previously delivered to the Trustee for cancellation, including principal and accrued interest and all other sums then payable by the Corporation under the Indenture, and complies with certain other conditions specified in the Indenture.

         14. Defaults and Remedies. An Event of Default is default for 30 days in payment of interest on the Securities, default in payment of principal on them, failure by the Corporation for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Securities, and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Corporation must file with the Trustee annually a certificate of two officers of the Corporation stating whether the signers know of any default under the Indenture that occurred during the previous fiscal year.

         15. Trustee Dealings with Corporation. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Corporation or its Affiliates, and may otherwise deal with the Corporation or its Affiliates, as if it were not Trustee.

         16. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Corporation will not have any liability for any obligations of the Corporation under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         17. Authentication. This Security will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         18. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and UGMA (=Uniform Gifts to Minors Act).


                                     ASSIGNMENT FORM


         To assign this Security, fill in the form below:

I or we assign and transfer this Security to

- -------------------------------------------------------------------------------
(Insert assignee's soc. sec. or tax I.D. no.)

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint
                       -------------------------------------------------------
agent to transfer this Security on the books of the Corporation. The agent may substitute another to act for him/her.


Date:                        Your signature:
     -------------------                    ----------------------------------

                                            ----------------------------------


                    (Sign exactly as your name appears on
                        the other side of this Security)

                                   CONVERSION NOTICE


To convert this Security into Common Stock of the Corporation, check the box:

                             [  ]


To convert only part of this Security, state the amount:

                                     $
                                      ------------------

If you want the stock certificate made out in another person's name, fill in the form below:

                   -------------------------------------------------
                   (Insert other person's soc. sec. or tax I.D. no.)

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
             (Print or type other person's name, address and zip code)



Date:                  Your signature:
     ----------------                 ----------------------------------------




                     (Sign exactly as your name appears on the
                             other side of this Security)